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EXHIBIT 11

INTERIORS, INC.
COMPUTATION OF WEIGHTED AVERAGE SHARES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998

                                                                (000)             (000)           (000)           (000)
                                                                COMMON         SHARES VS.       WEIGHTED        WEIGHTED
                                                                A & B           NOTE REC.         BASIC          DILUTED
Total issued at June 30, 1998                                    21,720
Escrow shares at June 30, 1998                                   (8,750)
Shares vs. Note Receivable at June 30, 1998                        (980)
                                                                -------

Basic Common A & B shares for EPS at June 30, 1998               11,990             980           9,050           9,050

Additional Basic Shares                                           3,225                             417             417
Additional Shares vs. Note Receivable
Stock options and warrants                                                                                          912
                                                                -------------------------------------------------------

Basic Common A& B shares for EPS at September 30, 1998           15,215             980           9,467          10,379
                                                                                                  =====          ======

Shares vs. Note Receivable at September 30, 1998                    980
Escrow shares at September 30, 1998                              13,750
                                                                =======
Total issued September 30, 1998                                  29,945
                                                                =======
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